Exhibit 99.1

Contact:
Abaxis, Inc.	Lytham Partners, LLC
Clint Severson, Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
510-675-6500	602-889-9700

Abaxis Reports Financial Performance for the Fourth Quarter and Fiscal 2015 and
Declares a 10% Increase in Quarterly Cash Dividend

Union City, California – April 30, 2015 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fourth quarter and fiscal year ended March 31, 2015.

Fourth quarter and fiscal 2015 overview:
•	Revenues from continuing operations of $52.0 million for the fourth quarter, up 33% over last year’s comparable quarter, and $202.6 million for fiscal 2015, up 25% year-over-year.
•	Diluted EPS of $0.50 for the fourth quarter, up 194% over last year’s comparable quarter, and $1.20 for fiscal 2015, up 90% year-over-year. Diluted EPS for the fourth quarter and full fiscal year ended March 31, 2015 includes the effect of the gain on sale of Abaxis’ AVRL business unit, as further described in “Discontinued Operations” below.

Revenues highlights:
•	North America revenues from continuing operations for the fourth quarter of $41.8 million, up 39% over last year’s comparable quarter, and $163.3 million for fiscal 2015, up 29% year-over-year.
•	International revenues for the fourth quarter of $10.2 million, up 11% over last year’s comparable quarter, and $39.3 million for fiscal 2015, up 11% year-over-year.
•	Medical market revenues for the fourth quarter of $8.7 million, up 22% over last year’s comparable quarter, and $35.4 million for fiscal 2015, up 26% year-over-year.
•	Veterinary market revenues for the fourth quarter of $42.6 million, up 36% over last year’s comparable quarter, and $164.0 million for fiscal 2015, up 25% year-over-year.
•	Total medical and veterinary instrument revenues for the fourth quarter of $11.7 million, up 63% over last year’s comparable quarter, and $48.6 million for fiscal 2015, up 30% year-over-year.
•	Total medical and veterinary instrument sales of 1,536 units for the fourth quarter, up 45% over last year’s comparable quarter, and 6,791 units for fiscal 2015, up 28% year-over-year.
•	Total medical and veterinary reagent disc revenues for the fourth quarter of $29.3 million, up 24% over last year’s comparable quarter, and $111.1 million for fiscal 2015, up 24% year-over-year.
•	Total medical and veterinary reagent disc sales of 2.3 million units for the fourth quarter, up 23% over last year’s comparable quarter, and 8.5 million units for fiscal 2015, up 22% year-over-year.

Other financial highlights:
•	Gross profit from continuing operations of $28.4 million for the fourth quarter, up 35% over last year’s comparable quarter, and $109.0 million for fiscal 2015, up 30% year-over-year.
•	Cash, cash equivalents and investments as of March 31, 2015 of $157.3 million, an increase of $36.1 million from March 31, 2014.
•	Abaxis paid dividends of $9.0 million in fiscal 2015.

Clint Severson, chairman and chief executive officer of Abaxis, added, “The fourth quarter was strong and continued the trend of the previous three quarters of the year, making fiscal 2015 an excellent year for Abaxis.  We generated strong revenue growth, culminating in record revenues from continuing operations for the fiscal year of $202.6 million.  In our veterinary market segment, the growth was driven in North America as revenues from sales of our VetScan VS2 instruments and consumables increased by 56% and 32%, respectively, year-over-year.  In our medical market segment, revenues from sales of Piccolo products continued to gain traction with strong double-digit growth in the fourth quarter and the fiscal year.  Although in the European market, unit sales of our Piccolo and VetScan VS2 products increased, we faced challenges from global economic uncertainties, especially from the effect of a strong U.S. dollar on the remeasurement of foreign-denominated sales into dollars as we recorded a loss on foreign currency of $1.8 million during fiscal 2015.”

“The operational and financial results generated this year are a testament to the focus and dedication of the entire Abaxis team,” continued Mr. Severson.  “We have initiated a number of strategic changes over the past few years to make Abaxis more efficient and more responsive to our markets.  Our employees have stepped up to the challenge and the results are beginning to reflect those efforts.  As a result, we successfully obtained regulatory clearance on a number of rapid tests and expanded our national distribution network in the veterinary market.  Additionally, our distribution partners have also responded positively by penetrating the market to a greater extent as they have become increasingly more aware of the features and benefits of our diagnostic products.”

“In fiscal 2015, we invested in research and development to develop new products to lead us into the future.  At the end of fiscal 2015, we continue to maintain a strong financial base with cash, cash equivalents and investments of $157.3 million.  As we move into fiscal 2016, we believe we are well positioned to continue to build on this positive trend and leverage our strategic partnerships to drive growth and market share.”

Dividend Declared

Abaxis today announced that its Board of Directors declared an increase in the quarterly dividend from $0.10 to $0.11 per common share, to be paid on June 18, 2015, to all shareholders of record as of the close of business on June 4, 2015.  This represents a 10% increase compared to the prior quarterly dividend.

Results of Continuing Operations

Quarterly Results

For the fiscal quarter ended March 31, 2015, Abaxis reported revenues from continuing operations of $52.0 million, as compared with revenues of $39.2 million for the comparable period last year, an increase of 33 percent.  Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers and i‑STAT analyzers, increased by $4.5 million, or 63 percent, compared to the same period last year.  Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i‑STAT cartridges and rapid tests, increased by $7.7 million, or 25 percent, compared to the same period last year.  Abaxis reported net income from continuing operations of $3.8 million for the fiscal quarter ended March 31, 2015, compared to $4.1 million for the fiscal quarter ended March 31, 2014.  Abaxis’ effective tax rate in the quarter ended March 31, 2015 was 42 percent, compared to 36 percent for the same period last year.  The effective tax rate for the fourth quarter of fiscal 2015 was negatively impacted in part from non-recurring non-deductible expenses incurred during the period.  Abaxis reported diluted net income per share from continuing operations of $0.17 (calculated based on 22,870,000 shares) for the three-month period ended March 31, 2015, compared to $0.19 per share (calculated based on 22,547,000 shares) for the same period last year.

Fiscal 2015 Results

For the fiscal year ended March 31, 2015, Abaxis reported revenues from continuing operations of $202.6 million, as compared with revenues of $162.0 million for the prior year, an increase of 25 percent.  Revenues from instrument sales increased by $11.1 million, or 30 percent, over the prior year.  Revenues from sales of consumables increased by $26.9 million, or 23 percent, over the prior year.  The company reported net income from continuing operations of $20.8 million for fiscal 2015, compared to $16.2 million for the prior year.  The company’s effective tax rate in fiscal 2015 was 37 percent, compared to 36 percent for the prior year.  The company reported diluted net income per share from continuing operations of $0.91 (calculated based on 22,787,000 shares) for fiscal 2015, compared to $0.72 per share (calculated based on 22,575,000 shares) for fiscal 2014.

Other Reported Information

Non-cash compensation expense recognized for share-based awards during the fourth quarter of fiscal 2015 was $2.6 million, compared to $1.9 million for the same period last year.  Abaxis paid $2.3 million in cash dividends to shareholders during the fourth quarter of fiscal 2015.

Discontinued Operations

On March 18, 2015, we entered into an Asset Purchase Agreement with Antech Diagnostics, Inc. pursuant to which we sold substantially all of the assets of our Abaxis Veterinary Reference Laboratories (“AVRL”) business.  The transaction closed on March 31, 2015.  The total purchase price under the Agreement is $21.0 million in cash.  We received $20.1 million in cash proceeds during the fourth quarter of fiscal 2015, while the remaining $0.9 million is being held in escrow until certain conditions are met, upon which proceeds may be released on the one year anniversary of the closing.

The sale of our AVRL business unit, which was previously reported within our veterinary market segment, resulted in a pre-tax gain of $12.3 million ($7.7 million after-tax) for the fiscal year ended March 31, 2015.  The pre-tax gain on this sale reflects the excess of the sum of the cash proceeds received over the costs incurred in connection with the sale of AVRL.  During the fourth quarter of fiscal 2015, we recorded costs of $7.8 million related to cash payments for employee-related costs, including costs for severance, contract termination and other associated costs, and a non-cash charge for the impairment of fixed assets and other assets.  These costs partially offsets the cash proceeds that the Company received in accordance with the terms of the Agreement.

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Thursday, April 30, 2015.  Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com.  A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10064238, through May 6, 2015.  This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis, Inc. is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements.  Our mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets.  We provide leading edge technology, tools and services that support best medical practices, enabling physicians and veterinarians to respond to the health needs of their clients at the point of care while operating economical and profitable practices.  For more information, visit http://www.abaxis.com.

Forward Looking Statements

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations.  Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.  These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts.  Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to risks related to the transition of its U.S. medical sales to Abbott, potential excess inventory levels and inventory imbalances at the company’s distributors, losses or system failures with respect to Abaxis’ facilities or manufacturing operations, the effect of exchange rate fluctuations on international operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties and risks related to condition of the United States economy.  Readers should also refer to the section entitled “Risk Factors” in Abaxis’ annual report on Form 10‑K, and subsequently filed quarterly reports on Form 10‑Q filed with the United States Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statements were made.  Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)
(All prior periods have been recast to reflect AVRL business unit as discontinued operations.)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
Revenues	$52,017	$39,216	$202,593	$162,031
Cost of revenues	23,609	18,227	93,623	78,081
Gross profit	28,408	20,989	108,970	83,950
Operating expenses:
Research and development	4,563	3,460	16,327	13,647
Sales and marketing	11,954	8,036	42,147	34,742
General and administrative	4,717	3,017	16,192	11,333
Total operating expenses	21,234	14,513	74,666	59,722
Income from operations	7,174	6,476	34,304	24,228
Interest and other income (expense), net	(667)	(2)	(1,262)	994
Income from continuing operations before income tax provision	6,507	6,474	33,042	25,222
Income tax provision	2,705	2,340	12,239	8,993
Income from continuing operations	3,802	4,134	20,803	16,229
Discontinued operations:
Loss from discontinued operations, net of tax (1)	(153)	(396)	(1,154)	(2,044)
Gain on sale of discontinued operations, net of tax (1)	7,682	-	7,682	-
Net income	$11,331	$3,738	$27,331	$14,185

Net income (loss) per share
Basic
Continuing operations	$0.17	$0.19	$0.92	$0.73
Discontinued operations	0.33	(0.02)	0.29	(0.09)
Basic net income per share	$0.50	$0.17	$1.21	$0.64

Diluted
Continuing operations	$0.17	$0.19	$0.91	$0.72
Discontinued operations	0.33	(0.02)	0.29	(0.09)
Diluted net income per share	$0.50	$0.17	$1.20	$0.63

Weighted average shares outstanding
Basic	22,538	22,272	22,497	22,270
Diluted	22,870	22,547	22,787	22,575

Cash dividends declared per share	$0.10	$-	$0.40	$-

(1)	Represents the AVRL business within our veterinary market segment, which was sold during the fourth quarter of fiscal 2015.

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31, 2015	March 31, 2014
Current assets:
Cash and cash equivalents	$107,015	$73,589
Short-term investments	26,109	29,102
Receivables, net	29,015	27,253
Inventories	36,179	26,583
Prepaid expenses and other current assets	2,893	2,347
Net deferred tax assets, current	6,575	4,464
Current assets of discontinued operations	2,075	2,474
Total current assets	209,861	165,812
Long-term investments	24,181	18,491
Investment in unconsolidated affiliate	2,683	2,646
Property and equipment, net	27,316	24,191
Intangible assets, net	1,491	1,200
Net deferred tax assets, non-current	3,413	1,557
Long-term assets of discontinued operations	12	3,431
Other assets	107	52
Total assets	$269,064	$217,380

Current liabilities:
Accounts payable	$7,277	$5,525
Accrued payroll and related expenses	11,094	4,372
Accrued taxes	4,829	1,144
Current liabilities of discontinued operations	5,536	879
Other accrued liabilities	9,804	3,084
Deferred revenue	1,322	1,208
Warranty reserve	1,423	1,047
Total current liabilities	41,285	17,259
Non-current liabilities:
Deferred revenue	3,219	4,035
Warranty reserve	1,733	821
Net deferred tax liabilities	310	-
Non-current liabilities of discontinued operations	-	16
Notes payable, less current portion	480	581
Other non-current liabilities	1,843	752
Total non-current liabilities	7,585	6,205
Total liabilities	48,870	23,464
Shareholders' equity:
Common stock	132,559	124,603
Retained earnings	87,643	69,318
Accumulated other comprehensive loss	(8)	(5)
Total shareholders' equity	220,194	193,916
Total liabilities and shareholders' equity	$269,064	$217,380

Revenues by Geographic Region and Customer Group
(Unaudited)
(In thousands)

The following table presents our revenues by source for the three and twelve months ended March 31, 2015 and 2014.

	Three Months Ended March 31,		Twelve Months Ended March 31,
Revenues by Geographic Region	2015	2014	2015	2014
North America	$41,776	$30,010	$163,308	$126,768
International	10,241	9,206	39,285	35,263
Total revenues	$52,017	$39,216	$202,593	$162,031

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
Revenues by Customer Group	2015	2014	2015	2014
Medical Market	$8,657	$7,069	$35,364	$28,134
Veterinary Market	42,564	31,381	164,018	130,859
Other	796	766	3,211	3,038
Total revenues	$52,017	$39,216	$202,593	$162,031

The following schedules presents certain financial information to reflect the reclassification of the AVRL business unit within our veterinary market segment as discontinued operations:

Quarterly Reclassification of Fiscal Year 2015 for Discontinued Operations
(Unaudited)
(In thousands, except per share data)

	First	Second	Third	Fourth	Fiscal 2015
Revenues	$44,054	$50,471	$56,051	$52,017	$202,593
Cost of revenues	20,351	22,395	27,268	23,609	93,623
Gross profit	23,703	28,076	28,783	28,408	108,970
Operating expenses:
Research and development	3,947	4,232	3,585	4,563	16,327
Sales and marketing	8,832	10,619	10,742	11,954	42,147
General and administrative	2,908	3,797	4,770	4,717	16,192
Total operating expenses	15,687	18,648	19,097	21,234	74,666
Income from operations	8,016	9,428	9,686	7,174	34,304
Interest and other income (expense), net	47	(445)	(197)	(667)	(1,262)
Income from continuing operations before income tax provision	8,063	8,983	9,489	6,507	33,042
Income tax provision	2,989	3,271	3,274	2,705	12,239
Income from continuing operations	5,074	5,712	6,215	3,802	20,803
Discontinued operations:
Loss from discontinued operations, net of tax	(359)	(312)	(330)	(153)	(1,154)
Gain on sale of discontinued operations, net of tax	-	-	-	7,682	7,682
Net income	$4,715	$5,400	$5,885	$11,331	$27,331

Net income (loss) per share
Basic
Continuing operations	$0.23	$0.25	$0.27	$0.17	$0.92
Discontinued operations	(0.02)	(0.01)	(0.01)	0.33	0.29
Basic net income per share	$0.21	$0.24	$0.26	$0.50	$1.21

Diluted
Continuing operations	$0.23	$0.25	$0.27	$0.17	$0.91
Discontinued operations	(0.02)	(0.01)	(0.01)	0.33	0.29
Diluted net income per share	$0.21	$0.24	$0.26	$0.50	$1.20

Weighted average shares outstanding
Basic	22,408	22,507	22,533	22,538	22,497
Diluted	22,637	22,690	22,756	22,870	22,787

Cash dividends declared per share	$0.10	$0.10	$0.10	$0.10	$0.40

Revenues by Customer Group
Medical Market	$7,245	$7,616	$11,846	$8,657	$35,364
Veterinary Market	35,944	42,096	43,414	42,564	164,018
Other	865	759	791	796	3,211
Total revenues	$44,054	$50,471	$56,051	$52,017	$202,593

Revenues by Product Category
Instruments	$7,594	$10,105	$19,242	$11,708	$48,649
Consumables	34,286	38,138	34,232	37,790	144,446
Other products	2,137	2,191	2,539	2,481	9,348
Product revenues, net	44,017	50,434	56,013	51,979	202,443
Development and licensing revenue	37	37	38	38	150
Total revenues	$44,054	$50,471	$56,051	$52,017	$202,593

Quarterly Reclassification of Fiscal Year 2014 for Discontinued Operations
(Unaudited)
(In thousands, except per share data)

	First	Second	Third	Fourth	Fiscal 2014
Revenues	$40,956	$43,541	$38,318	$39,216	$162,031
Cost of revenues	19,586	21,365	18,903	18,227	78,081
Gross profit	21,370	22,176	19,415	20,989	83,950
Operating expenses:
Research and development	3,173	3,418	3,596	3,460	13,647
Sales and marketing	9,378	9,276	8,052	8,036	34,742
General and administrative	3,055	2,853	2,408	3,017	11,333
Total operating expenses	15,606	15,547	14,056	14,513	59,722
Income from operations	5,764	6,629	5,359	6,476	24,228
Interest and other income (expense), net	404	357	235	(2)	994
Income from continuing operations before income tax provision	6,168	6,986	5,594	6,474	25,222
Income tax provision	2,236	2,504	1,913	2,340	8,993
Income from continuing operations	3,932	4,482	3,681	4,134	16,229
Discontinued operations:
Loss from discontinued operations, net of tax	(703)	(486)	(459)	(396)	(2,044)
Gain on sale of discontinued operations, net of tax	-	-	-	-	-
Net income	$3,229	$3,996	$3,222	$3,738	$14,185

Net income (loss) per share
Basic
Continuing operations	$0.18	$0.20	$0.16	$0.19	$0.73
Discontinued operations	(0.03)	(0.02)	(0.02)	(0.02)	(0.09)
Basic net income per share	$0.15	$0.18	$0.14	$0.17	$0.64

Diluted
Continuing operations	$0.17	$0.20	$0.16	$0.19	$0.72
Discontinued operations	(0.03)	(0.02)	(0.02)	(0.02)	(0.09)
Diluted net income per share	$0.14	$0.18	$0.14	$0.17	$0.63

Weighted average shares outstanding
Basic	22,229	22,306	22,271	22,272	22,270
Diluted	22,571	22,574	22,500	22,547	22,575

Revenues by Customer Group
Medical Market	$6,038	$7,177	$7,850	$7,069	$28,134
Veterinary Market	34,158	35,605	29,715	31,381	130,859
Other	760	759	753	766	3,038
Total revenues	$40,956	$43,541	$38,318	$39,216	$162,031

Revenues by Product Category
Instruments	$8,675	$13,537	$8,161	$7,166	$37,539
Consumables	30,599	28,699	28,096	30,139	117,533
Other products	1,645	1,267	2,023	1,874	6,809
Product revenues, net	40,919	43,503	38,280	39,179	161,881
Development and licensing revenue	37	38	38	37	150
Total revenues	$40,956	$43,541	$38,318	$39,216	$162,031